Exhibit 99.1

                    MICROS Reports Fiscal 2004 Year Results:
         Record Quarterly and Fiscal Year Revenue, Net Income and EPS;
                 Revenue, Net Income & EPS Exceed Expectations


    COLUMBIA, Md., Aug. 26 /PRNewswire-FirstCall/ -- MICROS Systems, Inc. (Nasdaq: MCRS), a leading supplier of information systems to the hospitality and specialty retail industries, today announced the results for its fiscal 2004 fourth quarter and fiscal year ended June 30, 2004. Revenue for the quarter was $142.8 million, an increase of $20.6 million, or 16.9%, over the same period last year. Net income for the quarter was $12.4 million, an increase of $3.7 million, or 41.6%, over the year ago fourth quarter. Earnings per share, on a diluted basis, were $0.64 per share, an increase of $0.16 per share, or 33.3%, over the year ago figure of $0.48. The quarterly revenue, net income and earnings per share are Company records.

    For the fiscal year ended June 30, 2004, MICROS's revenue was $487.4 million, an increase of $81.6 million, or 20.1%, over the same period last year. Net income for the fiscal year was $33.3 million, an increase of $11.5 million, or 52.8%, over last year. Earnings per share, on a diluted basis, were $1.73, an increase of $0.51 per share, or 41.8%, over the year ago figure of $1.22. The fiscal year revenue, net income and earnings per share are Company records.

    The revenue, net income and earnings per share results for the fourth quarter and fiscal year exceeded consensus expectations.

    Tom Giannopoulos, MICROS's Chairman and CEO stated: "We are extremely pleased with our quarterly and fiscal year results for this record year. We had many accomplishments the past year including the successful execution of the Datavantage acquisition, continued improvements in our financial metrics, and numerous major customer wins across all three segment: hotels, restaurants, and specialty retail. I am extremely proud of our employees, as they have made this past year a great success with their focus, hard work and dedication, and I am also very grateful to our customers."

    MICROS's management guidance for the fiscal 2005 first quarter ending September 30, 2004 is for revenue between $115.0 million and $119.0 million and net income between $5.9 million and $6.9 million. Revenue guidance for the fiscal 2005 year ending June 30, 2005 has been increased above consensus estimates with a range from $520.0 million to $530.0 million. Guidance for net income for fiscal 2005 is between $38.0 million and $41.0 million.

    MICROS's stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties. Some of those uncertainties are: product demand and market acceptance; adverse economic factors; impact of competitive products and pricing on margins; product development delays and technological difficulties; and aggressively controlling expenses. Other risks are indicated in the MICROS Form 10-K and other filings with the Securities and Exchange Commission. MICROS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.




                             MICROS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)

                                  Fourth Quarter Ended    Twelve Months Ended
                                        June 30,                June 30,
                                    2004       2003         2004      2003

    Revenue:
      Hardware                     $47,583    $41,671     $151,640  $137,013
      Software                      24,213     22,597       82,486    71,251
      Service                       71,009     57,900      253,317   197,593
    Total revenue                  142,805    122,168      487,443   405,857

    Cost of sales:
      Hardware                      33,345     29,571      105,507    98,037
      Software                       2,060      4,552       16,372    17,207
      Service                       33,624     25,852      116,455    92,054
    Total cost of sales             69,029     59,975      238,334   207,298

    Gross margin                    73,776     62,193      249,109   198,559

    Selling, general and
     administrative expenses        41,170     38,848      155,235   132,601
    Research and development
     expenses                        7,252      5,369       27,209    18,748
    Depreciation and amortization    2,753      2,718        9,831     8,888
    Total operating expenses        51,175     46,935      192,275   160,237

    Income from operations          22,601     15,258       56,834    38,322

    Non-operating (expense)
     income, net                      (869)      (254)         704    (1,127)

    Income before taxes, minority
     interests, and equity in net
     earnings of affiliates         21,732     15,004       57,538    37,195

    Income tax provision             9,091      6,201       23,592    15,078

    Income before minority
     interests and equity in
     net earnings of affiliates     12,641      8,803       33,946    22,117

    Minority interests and
     equity in net earnings
     of affiliates                   (196)       (17)        (667)     (335)

    Net income                     $12,445     $8,786      $33,279   $21,782

    Net income per common share:
      Basic                          $0.68      $0.49        $1.83     $1.24
      Diluted                        $0.64      $0.48        $1.73     $1.22

    Weighted-average number of
     shares outstanding:
      Basic                         18,383     17,786       18,227    17,502
      Diluted                       19,341     18,401       19,209    17,838



                             MICROS SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEET
                                (In thousands)

                                                         June 30,   June 30,
                                                          2004       2003
    ASSETS
    Current assets:
         Cash and cash equivalents                       $91,451    $45,682
         Accounts receivable, net                        101,367     98,700
         Inventories, net                                 36,095     31,864
         Deferred income taxes                             9,396      7,885
         Prepaid expenses and other current assets        16,242     17,860
             Total current assets                        254,551    201,991

    Property, plant and equipment, net                    19,550     20,179
    Deferred income taxes, non-current                    24,573     32,003
    Goodwill and intangible assets, net                   73,090     74,270
    Purchased and internally developed                    41,112     38,089
    software costs, net
    Other investments                                        415         10
    Other assets                                           2,785      3,473
    Total assets                                        $416,076   $370,015


    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
         Bank lines of credit                             $2,481     $10,185
         Current portion of long term debt                     0         363
         Current portion of capital lease obligations        139         106
         Accounts payable                                 29,681      24,177
         Accrued expenses and other current
          liabilities                                     58,693      44,240
         Income taxes payable                              1,541      10,102
         Deferred income taxes                               512         501
         Deferred service revenue                         43,019      38,538
              Total current liabilities                  136,066     128,212

    Capital lease obligations, net of current portion        166         198
    Deferred income taxes, non-current                    12,728      11,495
    Other non-current liabilities                          1,401       6,510
    Commitments and contingencies
    Minority interests                                     2,742       2,372

    Shareholders' equity:
         Common stock                                        458         450
         Capital in excess of par                         71,525      69,644
         Retained earnings                               185,658     152,381
         Accumulated other comprehensive
          income (loss)                                    5,332      (1,247)
              Total shareholders' equity                 262,973     221,228

    Total liabilities and shareholders' equity          $416,076    $370,015



SOURCE  MICROS Systems, Inc.
    -0-                             08/26/2004
    /CONTACT: Peter J. Rogers, Jr., Vice President, Investor Relations, of MICROS Systems, Inc., +1-443-285-8059, progers@micros.com/
    /Web site:  http://www.micros.com /
    (MCRS)

CO:  MICROS Systems, Inc.
ST:  Maryland
IN:  CPR LEI STW
SU:  ERN ERP